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                                                                EXHIBIT 5

                                    April 29, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

As Associate General Counsel of Monsanto Company, a Delaware Corporation having its general offices at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (the "Company"), I am familiar with the Registration Statement on Form S-8 being filed by the Company under the Securities Act of 1933, as amended, covering 9,250,000 shares of Monsanto Company Common Stock, $2 par value, ("Common Stock") authorized for delivery to employees upon the exercise of options or the award of bonuses under the Monsanto Management Incentive Plan of 1996 (the "Plan"). The Plan's authorizing delivery of the 9,250,000 shares was approved by the Company's Board of Directors on February 23, 1996 and by the Company stockholders at the Annual Meeting held on April 26, 1996.

I am also familiar with the Company's Restated Certificate of Incorporation and its By-Laws, and with all corporate and other proceedings taken by the Board of Directors relative to the authorization of the Plan, including the proposed original issuance of up to 9,250,000 shares of Common Stock upon the exercise of options or the award of bonuses thereunder.

It is my opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Delaware; that the Plan, including the authority to issue up to 9,250,000 shares of Common Stock thereunder, has been duly authorized by appropriate corporate action of the Company; and that the aforesaid 9,250,000 shares of Common Stock, when issued and delivered pursuant to the provisions of the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to its use in connection therewith. I further consent to the reference to Company counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference in said Registration Statement. My consent to the reference to Company counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act of 1933.

                                    Very truly yours,


                                    /s/ KARL R. BARNICKOL
                                    -------------------------
                                    Karl R. Barnickol
                                    Associate General Counsel
                                    Monsanto Company



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